Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northern Star Financial, Inc. and Subsidiary (the “Company”) on Form 10-QSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald W. Eick, Chief Financial Officer and Treasurer, and I, Thomas P. Stienessen, Chief Executive Officer and President, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Thomas P. Stienessen
Thomas P. Stienessen, CEO and President
Northern Star Financial, Inc.
February 6, 2004

By	/s/ Gerald W. Eick
Gerald W. Eick, CFO and Treasurer
Northern Star Financial, Inc.
February 6, 2004